Amedica Corporation
1885 West 2100 South
Salt Lake City, UT 84119

SPECIAL MEETING OF STOCKHOLDERS
November 3, 2015

NOTICE OF MEETING

A special meeting of the stockholders of Amedica Corporation, a Delaware corporation (the “Company”), will be held at 11:00 a.m., on November 3, 2015, at 1885 West 2100 South, Salt Lake City, UT 84119, for the following purposes:

1.
to approve the issuance of common stock of the Company, par value $0.01 per share (“Common Stock”), representing more than 19.99% of the outstanding Common Stock or voting power of the Company in exchange for an aggregate of gross proceeds of approximately $10 million pursuant to the exercise of the Series B and Series C Warrants issued in connection with that certain securities purchase agreement entered into with certain investors named therein, dated September 8, 2015, and any Series D Warrants issued in relation to the Series B or Series C Warrants, as required by the rules of The NASDAQ Stock Market (the “NASDAQ Rules”), including NASDAQ Rule 5635(d);

2.
to approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

3.	to ratify the Audit Committee’s appointment of Mantyla McReynolds LLC as Amedica’s independent registered public accounting firm for the year ending December 31, 2015; and

4.
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

Stockholders at the close of business on September 24, 2015 are entitled to vote in person or by proxy at the special meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a proxy issued in your name by the record holder.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ty Lombardi
Ty Lombardi, VP Finance and
Corporate Secretary
Salt Lake City, Utah
October 2, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 3, 2015
This proxy statement, this notice of special meeting and a form of proxy are all available free of charge on our website at
http://investors.amedica.com/annuals-proxies.cfm

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Amedica Corporation
1885 West 2100 South
Salt Lake City, UT 84119

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

To be Held on November 3, 2015
We are furnishing this proxy statement and the accompanying proxy card to our stockholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at the special meeting of stockholders and any adjournments or postponements of the special meeting. The special meeting will be held at 11:00 a.m., on November 3, 2015, at 1885 West 2100 South, Salt Lake City, UT 84119. We expect to mail this proxy statement and the enclosed proxy card on or about October 5, 2015 to all stockholders entitled to vote at the special meeting.

Unless the context otherwise requires, in this proxy statement, we use the terms “Amedica,” “we,” “our,” “us” and the “Company” to refer to Amedica Corporation and its subsidiaries.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:    Why did I receive this proxy statement?
A:    The Board of Directors is soliciting your proxy to vote at the special meeting because you were a stockholder of the Company’s shares of common stock, par value $0.01 per share (“Common Stock”), at the close of business on September 24, 2015, the record date, and are entitled to vote at the special meeting. The special meeting is being held for the purposes of obtaining stockholder approval of

1.
to approve the issuance of Common Stock representing more than 19.99% of the outstanding Common Stock or voting power of the Company in exchange for an aggregate of gross proceeds of approximately $10 million pursuant to the exercise of the Series B and Series C Warrants issued in connection with that certain securities purchase agreement entered into with certain investors named therein, dated September 8, 2015 (the “Purchase Agreement”), and any Series D Warrants issued in relation to the Series B or Series C Warrants, as required by the rules of The NASDAQ Stock Market (the “NASDAQ Rules”), including NASDAQ Rule 5635(d);

2.
to approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion;

3.	to ratify the Audit Committee’s appointment of Mantyla McReynolds LLC as Amedica’s independent registered public accounting firm for the year ending December 31, 2015; and

4.
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

Q:    What information is contained in this proxy statement?
A:    The information in this proxy statement relates to the Proposals to be voted on at the special meeting, the voting process and certain other required information.
Q:    What should I do if I receive more than one set of voting materials?
A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.
Q:    How may I obtain an additional set of proxy materials?
A:    All stockholders may write to us at the following address to request an additional copy of these materials:
Amedica Corporation
1885 West 2100 South
Salt Lake City, UT 84119
Attention: Corporate Secretary

Additionally, this proxy statement and notice of special meeting are all available free of charge on our website at http://investors.amedica.com/annuals-proxies.cfm

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:    If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, this proxy statement and a proxy card have been sent directly to you by the Company.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. If you own shares held in street name, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if the broker, bank or nominee offers these alternatives. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the special meeting.
Q:    What am I voting on at the special meeting?
A:    You are voting on the following Proposals:

1.
to approve the issuance of Common Stock, representing more than 19.99% of the outstanding Common Stock or voting power of the Company in exchange for gross proceeds of an aggregate of approximately $10 million pursuant to the exercise of the Series B and Series C Warrants issued in connection with the Purchase Agreement and any Series D Warrants issued in relation to the Series B or Series C Warrants, as required by the NASDAQ Rules, including NASDAQ Rule 5635(d);

2.	to approve the Reverse Stock Split;

3.	to ratify the Audit Committee’s appointment of Mantyla McReynolds LLC as Amedica’s independent registered public accounting firm for the year ending December 31, 2015; and

4.
to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

The Board of Directors recommends a vote “FOR” the approval of Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4.

Q:    How do I vote?
A:    You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or the Internet. If you are a stockholder of record, you may vote by telephone or on the Internet using the instructions in the enclosed proxy card. If you own shares held in street name, you will receive voting instructions from your bank, broker or other nominee and may vote by telephone or on the Internet if they offer that alternative.

•
In person at the special meeting. All stockholders may vote in person at the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy designating that person. If you own shares held in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the special meeting.

Q:    What can I do if I change my mind after I vote my shares?
A:    If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•	sending written notice of revocation to our Corporate Secretary;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the special meeting and voting in person.
If you own shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the special meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the special meeting will not, by itself, revoke a proxy.
Q:    What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?
A:    If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board of Director’s recommendations, “FOR” the approval of Proposal No. 1, “FOR” the approval of Proposal No. 2, “FOR” the approval of Proposal No. 3 and “FOR” Proposal No. 4.
Q:    Can my broker vote my shares for me without my instructions?
A:    Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals such as Proposal No. 2 and Proposal No. 3, but not with respect to “non-routine” proposals such as Proposal No. 1. Please provide voting instructions on the proposal described herein so your vote can be counted.
Q:    Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the special meeting?
A:    If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.
If you do not vote your shares held in street name with a broker, your broker will not be authorized to vote on Proposal No. 1 or Proposal No. 4 but will be authorized to vote on Proposal No. 2 and Proposal No. 3. If your broker returns a valid proxy, but is not able to vote your shares in relation to Proposal No. 1, they will constitute “broker non-votes,” which are counted for the purpose of determining the presence of a quorum, and will not affect the outcome of Proposal No. 1 or Proposal No. 4.
Q:    What are the voting requirements with respect to each of the Proposals?
A:    Proposal No. 1. The affirmative (“FOR”) vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast at the special meeting is necessary to approve Proposal No. 1. Abstentions will have the same effect as votes against Proposal No. 1. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of Proposal No. 1.
Proposal No. 2. The affirmative (“FOR”) vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting is necessary to approve Proposal No. 2. Abstentions will have the same effect as votes against Proposal No. 2. We believe brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal.
Proposal No. 3. The affirmative (“FOR”) vote of the holders of a majority of the votes present in person or represented by proxy entitled to vote and cast at the special meeting is necessary to approve Proposal No. 3. Abstentions will have the same effect as votes against Proposal No. 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal.

Proposal No. 4. The affirmative (“FOR”) vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast at the special meeting is necessary to approve Proposal No. 4. Abstentions will have the same effect as votes against Proposal No. 4. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of Proposal No. 4.
Q:    How many votes do I have?
A:    As of September 24, 2015, the record date, there were 78,936,372 shares of our Common Stock outstanding and entitled to vote. Each share of our Common Stock that you own entitles you to one vote.
Q:    What happens if additional matters are presented at the special meeting?
A:    Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the special meeting. If you grant a proxy, the persons named as proxy holders, B. Sonny Bal, David Truetzel and Ty Lombardi, will have the discretion to vote your shares on any additional matters properly presented for a vote at the special meeting.
Q:    How many shares must be present or represented to conduct business at the special meeting?
A:    A quorum will be present if at least a majority of the outstanding shares of our Common Stock entitled to vote, totaling 39,468,187 shares, is represented at the special meeting, either in person or by proxy.
Both abstentions and broker non-votes (described above) are counted for the purpose of determining the presence of a quorum.
Q:    How can I attend the special meeting?
A:    You are entitled to attend the special meeting only if you were a stockholder of Amedica as of the close of business on September 24, 2015, the record date, or if you hold a valid proxy for the special meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your admission to the special meeting. If you are not a stockholder of record, but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.
The special meeting will begin promptly at 11:00 a.m., local time on November 3, 2015. You should allow adequate time for check-in procedures.
Q:    How can I vote my shares in person at the special meeting?
A:    Shares held in your name as the stockholder of record may be voted in person at the special meeting. Shares held beneficially in street name may be voted in person at the special meeting only if you obtain a legal proxy from the broker, bank or nominee that holds the shares giving you the right to vote the shares. Even if you plan to attend the special meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the special meeting.
Q:    What is the deadline for voting my shares?
A:    If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the special meeting, except that proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on November 2, 2015.
If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, bank or nominee. You may vote these shares in person at the special meeting only if at the special meeting you provide a legal proxy obtained from your broker, bank or nominee.

Q:    Is my vote confidential?

A:    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Amedica or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.
Q:    How are votes counted?
A:    For all items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum. For purposes of approval, an abstention will have the same effect as a vote against Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 4.
Q:    Where can I find the voting results of the special meeting?
A:    We intend to announce preliminary voting results at the special meeting and publish final voting results in a Current Report on Form 8-K to be filed with the United States Securities and Exchange Commission (“SEC”) within four business days after the special meeting.
Q:    Who will bear the cost of soliciting votes for the special meeting?
A:    Amedica is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders. We have retained the services of Innisfree M&A Incorporated, a professional solicitation firm, as proxy solicitor for this special meeting. We expect to pay Innisfree M&A Incorporated approximately $25,000 for the services it will perform as proxy solicitor in connection with this special meeting. Further, we will reimburse Innisfree M&A Incorporated for its reasonable out-of-pocket expenses in connection therewith. We have also agreed to indemnify Innisfree M&A Incorporated against certain liabilities relating to or arising out of the engagement.
Q:    What if I have questions for the Company’s transfer agent?
A:    Please contact our transfer agent at the telephone number or address listed below with any questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
American Stock Transfer and Trust Company
10150 Mallard Creek Road, Suite 307
Charlotte, NC 28262
Telephone: 1-800-937-5449

Q:    Who can help answer my questions?
A:    If you have any questions about the special meeting or how to vote or revoke your proxy, please contact:
Innisfree M&A Incorporated
Stockholders call toll-free at (888) 750-5834
Banks and Brokers call collect at (212) 750-5833

You may also contact the company at:
Amedica Corporation
188 West 2100 South
Salt Lake City, UT 84119
Attention: Corporate Secretary

PROPOSAL NO. 1:

PROPOSAL NO. 1: APPROVAL OF THE ISSUANCE OF COMMON STOCK REPRESENTING MORE THAN 19.99% OF THE OUTSTANDING COMMON STOCK OR VOTING POWER OF THE COMPANY IN EXCHANGE FOR GROSS PROCEEDS OF AN AGGREGATE OF APPROXIMATELY $10 MILLION PURSUANT TO THE EXERCISE OF THE SERIES B AND SERIES C WARRANTS ISSUED IN CONNECTION WITH THE PURCHASE AGREEMENT AND ANY SERIES D WARRANTS ISSUED IN RELATION TO THE SERIES B OR SERIES C WARRANTS, AS REQUIRED BY THE NASDAQ RULES, INCLUDING NASDAQ RULE 5635(D).

Background

The Company desires to raise an aggregate of $10 million in two $5 million tranches pursuant to the issuance and sale of shares of Common Stock from the exercise of Series B and Series C Warrants as described below.

On September 11, 2015, pursuant to the Purchase Agreement entered into with Hudson Bay Master Fund Ltd., Frigate Ventures LP (d/b/a Anson Group) and Alto Opportunity Master Fund, SPC (collectively, the “Investors”), we issued and sold 13,123,360 shares of our Common Stock, at an offering price of $0.381 per share, and Series B Warrants to purchase an aggregate of 13,123,360 shares of our Common Stock (the “Series B Warrants”) at an exercise price of $0.47 per share in a public offering, for gross proceeds of approximately $5.0 million before deducting the placement agent fee and related offering expenses (the “Initial Funding”). Additionally, pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement”), we issued and sold to the Investors Series A Warrants to purchase an aggregate of 13,123,360 shares of Common Stock at an exercise price of $0.47 per share (the “Series A Warrants”) and Series C Warrants to purchase an aggregate of 13,123,360 shares of Common Stock at an exercise price of $0.47 per share (the “Series C Warrants”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Offering”.

The Company desires to raise an aggregate of approximately $5 million pursuant to the exercise of the Series B Warrants. The Series B Warrants will be automatically exercised in full upon the occurrence of certain conditions, including, without limitation, obtaining stockholder approval of this Proposal No. 1. If all conditions are satisfied, on the fourth trading day after the Company has obtained stockholder approval, the Series B Warrants shall be automatically exercised in full at an exercise price equal to the lesser of (i) the then current exercise price or (ii) the quotient of (x) 75% of the sum of the three lowest Closing Consolidated Bid Prices (as used by The NASDAQ Stock Market) of the Common Stock during the five trading day period prior to the date on which the shares underlying Series B Warrants are to be delivered, divided by (y) three. In the event of an automatic exercise of the Series B Warrants, the number of shares issued pursuant to such automatic exercise will be adjusted so that the Company will raise an aggregate of approximately $5 million pursuant to such automatic exercise based on the applicable exercise price. In the event stockholder approval of this Proposal No. 1 is not obtained, the Series B Warrants shall terminate. If the Company obtains the stockholder approval of this Proposal No. 1, but fails to satisfy the other conditions of such automatic exercise (e.g., see “Series B Warrants - Partial Automatic Exercise upon Failure of Registration Condition” below), each holder of Series B Warrants may either (x) elect to waive such conditions, in part or in whole, and affect such automatically exercise with respect to such waived portion of the Series B Warrants or (y) elect not to waive such conditions, in which case the Series B Warrants shall terminate. The receipt of proceeds from the automatic exercise of the Series B Warrants is referred to herein as the “Second Funding.”

In addition, the Company desires to raise an aggregate of approximately $5 million pursuant to the exercise of the Series C Warrants. Similar to the Series B Warrants, the Series C Warrants will be automatically exercised in full upon the occurrence of certain conditions, including, without limitation, obtaining stockholder approval of this Proposal No. 1. If all conditions are satisfied, on the twenty-fifth trading day after the Company has obtained stockholder approval, the Series C Warrants shall be automatically exercised in full at an exercise price equal to the lesser of (i) the then current exercise price or (ii) the quotient of (x) 75% of the sum of the three lowest Closing Consolidated Bid Prices of the Common Stock during the five trading day period prior to the date on which the shares underlying the Series C Warrants are to be delivered, divided by (y) three. In the event of an automatic exercise of the Series C Warrants, the number of shares issued pursuant to such automatic exercise will be adjusted such that the Company will raise an aggregate of approximately $5 million pursuant to such automatic exercise based on the applicable exercise price. In the event stockholder approval is not obtained, the Series C Warrants shall terminate. If the Company obtains the stockholder approval of this Proposal No. 1, but fails to satisfy the other conditions of such automatic exercise (e.g., see “Series C Warrants - Partial Automatic Exercise upon Failure of Registration Condition” below), each holder of Series C Warrants may either (x) elect to waive such conditions, in part or in whole, and affect such automatically exercise with respect to such waived portion of the Series B Warrants or (y) elect not to waive such conditions, in which case the Series C Warrants shall terminate. The receipt of proceeds from the automatic exercise of the Series C Warrants is referred to herein as the “Third Funding.”

As more fully described below and on our Current Report on Form 8-K filed with the SEC on September 8, 2015, the Company entered into to a Settlement and Waiver Agreement (the “Settlement Agreement”) with MG Partners II Ltd. (“Magna”). Pursuant to the Settlement Agreement, the Company plans to use $1.25 million of the proceeds from the Second Funding to redeem a portion of the Magna Notes (as defined below) and $1.25 million of the proceeds from the Third Funding to redeem the remainder of the Magna Notes such that subsequent to the Third Funding the Magna Notes will have been redeemed in full and will no longer remain outstanding.

Also, pursuant to the terms of the Series A Warrants, contingent upon receiving stockholder approval, upon any exercise of any Series B Warrant or Series C Warrant held by the holder of a Series A Warrant for an amount of shares greater than the total number of shares issuable upon the full exercise of such holder’s Series A Warrant, the number of shares issuable upon exercise of the Series A Warrant will increase to match the number of shares of Common Stock issuable upon the full exercise of such holder’s Series B Warrant or Series C Warrant. Further, the exercise price for the Series A Warrants is subject to adjustment in the event we issue warrants with an exercise price lower than the then-current exercise price or if we issue Common Stock or securities convertible into Common Stock (other than Common Stock issued pursuant to the forced exercise of either the Series B Warrants or the Series C Warrants) at a price lower than the then-current exercise price prior to December 30, 2015, provided, however, that prior to receiving stockholder approval of this Proposal No. 1, no adjustment pursuant to the issuance of Common Stock or securities convertible into or exercisable for Common Stock may be made that would cause the exercise price of the Series A Warrants to be less than $0.47.

Why the Company Needs Stockholder Approval

Because our Common Stock is listed on The NASDAQ Capital Market, we are subject to NASDAQ Rule 5635(d), which requires stockholder approval prior to the issuance of securities in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The issuance of the shares of Common Stock underlying the Series C and Series B Warrants will exceed 20% of both the voting power and number of shares of Common Stock outstanding immediately prior to the Offering. Approval of Proposal No. 1 will constitute stockholder approval for purposes of the NASDAQ Rules, including NASDAQ Rule 5635(d).

As a result, stockholder approval is needed for the issuance of the shares of Common Stock underlying the Series B and Series C Warrants, receipt by the Company of the proceeds from the Second Funding and the Third Funding, which is expected to be an aggregate of approximately $10 million, and the related redemption of the Magna Notes. Stockholder approval is also needed for any increase in the number of shares underlying the Series A Warrants made pursuant to the exercise of the Series B or Series C Warrants and for any adjustment of the exercise price of the Series A Warrants below $0.47.

Effect of Proposal No. 1 on Current Stockholders

If Proposal No. 1 is approved, the exercise of the Series B and Series C Warrants for shares of Common Stock could result in dilution to our stockholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The Series B and Series C Warrants are initially exercisable for an aggregate of 26,246,720 shares of Common Stock, subject to adjustment as described herein. Additionally, the sale or any resale into the public markets of the Common Stock issued in connection the conversion could cause the market price of our Common Stock to decline.

If Proposal No. 1 is not approved, the Company will not receive the proceeds from the Second Funding and the Third Funding and, as a result, will need to seek alternate means of financing. Any alternate financing obtained by the Company may be on terms less favorable to the Company than the Second Funding and the Third Funding. Also, if Proposal No. 1 is not approved, the Company may not be able to redeem the Magna Notes in full. Further, as more fully described below, if Proposal No. 1 is not approved by November 13, 2015, the annual interest rate on a portion of the Magna Notes shall increase from 6% to 10% and the interest rate on the loan made to the Company by Hercules (as defined below) will increase by 1.5%.

Magna Settlement and Release Agreement

On September 8, 2015, the Company entered into the Settlement Agreement with Magna. The Settlement Agreement relates to the two senior convertible notes the Company previously issued to Magna, including one senior convertible note in the principal amount of $797,649.54 that matures in June 2016 (the “June Note”) and another senior convertible note in the principal amount of $3,500,000 that matures in August 2016 (the “August Note” and, together with the June Note, the “Magna Notes”).

The Settlement Agreement provides for the redemption of the Magna Notes by the Company for an aggregate purchase price of $5.0 million paid in three installments in connection with the Initial Funding, the Second Funding and the Third Funding. Upon the Initial Funding, all of the $797,649.54 principal amount of the June Note (and all accrued interest thereon) and $1,351,175.23 of the August Note (and all accrued interest thereon) were redeemed for an aggregate cash payment by the Company to Magna of $2.5 million. Upon the Second Funding, $1,074,412.39 of the principal amount of the August Note (and all accrued interest thereon) will be redeemed for an additional cash payment of $1.25 million. Upon the Third Funding, the final $1,074,412.39 of the principal amount of the August Note (and all accrued interest thereon) will be redeemed for a final cash payment of $1.25 million.
If the Company fails to obtain stockholder approval of this Proposal No. 1 by November 13, 2015 and the Second Funding and Third Funding do not occur or otherwise they fail to provide to the Company at least $5.0 million in gross proceeds in each case as contemplated in the Offering, then the Company may still redeem the remaining principal amount of the August Note for the aggregate redemption price of $2.5 million if it consummates an alternative offering, or multiple alternate offerings, of equity or equity-linked securities providing at least $5.0 million in aggregate gross proceeds to the Company. Additionally, after completing the Initial Funding, if the Company fails to obtain stockholder approval of this Proposal No. 1 by November 13, 2015, the annual interest rate on the August Note shall increase from 6% to 10%. Additionally, if we do not obtain approval of this Proposal No. 1, the Company will need to seek alternate means of financing to redeem the Magna Notes and any alternate financing may be on terms less favorable to the Company than the Offering.
The foregoing description of the Settlement Agreement does not purport to be complete. For the complete terms of the Settlement Agreement, you should refer to the Settlement Agreement filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Consent and First Amendment to Hercules Loan and Security Agreement

On September 8, 2015, the Company and its subsidiary entered into a Consent and First Amendment to Loan and Security Agreement (the “Amendment”) with Hercules Technology Growth Capital, Inc., as administrative and collateral agent for the lenders thereunder and as a lender, and Hercules Technology III, L.P., as a lender (together, “Hercules”). The Amendment amended the Loan and Security Agreement dated June 30, 2014 among the Company, its subsidiary and Hercules (the “Loan and Security Agreement”) and, among other things, granted consents to the Company relating to the Settlement Agreement with Magna. The Loan and Security Agreement provides for a $20 million term loan to the Company with a maturity date of January 1, 2018 and is secured by substantially all the assets of the Company and its subsidiary (the “Loan”).
In connection with the Settlement Agreement and the Offering, the Amendment further provides that if the Company fails to obtain stockholder approval of this Proposal No. 1 by November 13, 2015 or either the Second Funding or the Third Funding does not occur or otherwise fails to provide to the Company at least $5.0 million in gross proceeds in each case as contemplated in the Offering, then the annual interest rate on the Loan will increase by 1.5% during the period commencing upon the occurrence of such failure until the Company has received gross proceeds of at least $15.0 million from the sale of equity or equity-linked securities including without limitation any proceeds from the Offering.
The foregoing description of the Amendment does not purport to be complete. For the complete terms of the Amendment, you should refer to the Amendment filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Description of the Warrants

Series B Warrants.

If stockholder approval of this Proposal No. 1 is obtained, the Series B Warrants will be exercisable after the Company receives stockholder approval at an exercise price of $0.47 per share, subject to adjustment, and will remain exercisable until the Series B Termination Date. The “Series B Termination Date” means the later to occur of (i) the tenth (10th) trading day after the date the Company receives stockholder approval and (ii) the earlier to occur of (y) the date of stockholder approval and (z) December 30, 2015, provided that in the event that stockholder approval is not received, the Series B Warrants will terminate on the date of the failed stockholder vote.

Beneficial Ownership Limitation

Subject to limited exceptions, a holder of Series B Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. However, the holder may elect at its sole option to receive a Series D Warrant to purchase Common Stock in lieu of all or a portion of the shares of Common Stock issuable upon exercise of the Series B Warrants. Such a Series D Warrant would provide the holder of such warrant the right to receive the number of shares of Common Stock that the holder would have received upon the exercise of the Series B Warrant if not for the Beneficial Ownership Limitation.

Automatic Exercise

On the fourth (4th) trading day after the date the Company obtains stockholder approval (the “Series B Trigger Date”), so long as (i) the average daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the applicable trading market for each trading day during the ten (10) consecutive trading days immediately prior to the Series B Trigger Date exceeds $250,000 per day (the “Volume Condition”) and (ii) the Company shall have satisfied certain Equity Conditions (as defined in the Series B Warrant) (or such conditions shall have been waived in writing by the holder), then the Series B Warrants shall be exercised automatically, effective as of the second (2nd) trading day after the Series B Trigger Date, and the holder shall be deemed to have exercised all, but not less than all, of the Series B Warrants for all of the then-remaining shares of Common Stock issuable thereunder (the “Series B Automatic Exercise”), with such shares of Common Stock being required to be delivered by the Company on the fifth (5th) trading day after the Series B Trigger Date (the “Series B Automatic Exercise Date”).

Notwithstanding anything to the contrary above, if the Company fails to satisfy the Volume Conditions and Equity Conditions during the period commencing on the Series B Trigger Date and ending on the trading day immediately preceding the Series B Automatic Exercise Date, unless the holder waives such failure, such deemed exercise shall be withdrawn and no Series B Automatic Exercise shall occur.

Partial Automatic Exercise upon Failure of Registration Condition

If as of the date of the Series B Automatic Exercise less than all of the then-remaining shares of Common Stock issuable under the Series B Warrants are available to be issued to, or resold by, as applicable, the holder pursuant to one or more effective registration statements, then the holder may elect to waive the Registration Condition and receive such lesser number of shares.

Adjustment

The Series B Warrants are exercisable initially for 13,123,360 shares of Common Stock. Immediately following the close of business on the trading day immediately prior to the Series B Automatic Exercise (the “Series B Adjustment Time”), if the exercise price of the Series B Warrants then in effect is more than 75% of the Market Price (as defined below) (the “Series B Adjustment Price”), on such date the exercise price of the Series B Warrant will be adjusted downward to the Series B Adjustment Price and the number of shares of Common Stock issuable upon exercise of the Series B Warrants shall be increased such that the gross proceeds from exercise of the Series B Warrants shall equal $5 million.

The term “Market Price” means the quotient of (i) the sum of the three (3) lowest closing consolidated bid prices (as used by The NASDAQ Stock Market) of the Common Stock for any trading day during the five (5) trading day period commencing and including the Series B Trigger Date and ending and including the trading day with a close of business ended immediately prior to the Series B Adjustment Time, divided by (ii) three (3).

Fundamental Transactions

If at any time while any Series B Warrant is outstanding, we engage in a Fundamental Transaction (as defined in the Series B Warrant), then, upon any subsequent exercise of a Series B Warrant, the holder will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange and only if such Fundamental Transaction is within the Company's control, the Company or any Successor Entity (as defined in the Series B Warrants) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase each Series B Warrant from the holder by paying to the holder an amount of cash equal to the Black

Scholes Value (as defined in the Series B Warrants) of the remaining unexercised portion of the Series B Warrant on the date of the consummation of such Fundamental Transaction; provided that if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, each holder shall have not have the option to require the Company to purchase its Series B Warrant.

For the complete terms of the Series B Warrant, you should refer to the form Series B Warrant which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Series A Warrants.

The Series A Warrants are exercisable on the six month and one day anniversary of the date of issuance (the “Series A Initial Exercise Date”) at an exercise price of $0.47 per share, subject to adjustment, and will remain exercisable until the close of business on the five and one-half year anniversary of the date of issuance, but not thereafter.

Beneficial Ownership Limitation

Subject to limited exceptions, a holder of Series A Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would breach the Beneficial Ownership Limitation; provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. However, the holder of Series A Warrants may elect at its sole option to receive a Series D Warrant to purchase Common Stock in lieu of all or a portion of the shares of Common Stock issuable upon exercise of the Series A Warrants. Such a Series D Warrant would provide the holder of such warrant to receive the number of shares of Common Stock that the holder would have received upon the exercise of the Series A Warrant if not for the beneficial ownership limitations described above.

Exercise Price Adjustments

The exercise price for the Series A Warrants is subject to adjustment in the event we issue warrants with an exercise price lower than the then-current exercise price or if we issue Common Stock or securities convertible into Common Stock (other than Common Stock issued pursuant to the forced exercise of either the Series B Warrants or the Series C Warrants) at a price lower than the then-current exercise price prior to December 30, 2015, provided, however, that prior to receiving stockholder approval of this Proposal No. 1, no adjustment pursuant to the issuance of Common Stock or securities convertible into or exercisable for Common Stock may be made that would cause the exercise price of the Series A Warrants to be less than $0.47. The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Series A Warrants will also be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Series A Warrants.

At each Series A Adjustment Time (as defined below), if the exercise price of the Series A Warrant then in effect is more than the closing consolidated bid price (as used by The NASDAQ Stock Market) of the Common Stock as reported on Bloomberg (the “Series A Adjustment Price”), on the trading day immediately prior to such Series A Adjustment Time, on such Series A Adjustment Time the exercise price of the Series A Warrants will be adjusted downward to such Series A Adjustment Price. For purposes of this paragraph, the term “Series A Adjustment Time” means each of (i) the Series B Adjustment Time, if any, (ii) the Series C Adjustment Time (as defined below), if any, and (iii) solely if stockholder approval has not been obtained prior to December 29, 2015, December 30, 2015.

Increase in Shares of Common Stock Underlying the Series A Warrants

The Series A Warrants are exercisable initially for 13,123,360 shares of Common Stock. However, upon any exercise of any Series B Warrant or Series C Warrant held by the holder of a Series A Warrant, the number of shares issuable upon exercise of the Series A Warrant will increase to match the number of shares of Common Stock issuable upon the full exercise of such holder’s Series B Warrant or Series C Warrant.

Cashless Exercise

If the underlying shares are not registered, the Series A Warrants are exercisable on a cashless basis, whereby the holder will be entitled to receive a number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the volume weighted average price on the trading day immediately preceding the date on which Holder elects to exercise the Series A Warrant by means of a “cashless exercise,” as set forth in the applicable notice of exercise;

(B) = the exercise price of the Series A Warrant at the time of exercise; and

(X) = the number of shares of Common Stock that would be issuable upon exercise of the Series A Warrant in accordance with the terms of the Series A Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Fundamental Transaction

If, at any time while any Series A Warrant is outstanding, the Company engages in a Fundamental Transaction (as defined in the Series A Warrant), then, upon any subsequent exercise of a Series A Warrant, the holder will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange and only if such Fundamental Transaction is within the Company's control, the Company or any Successor Entity (as defined in the Series A Warrants) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase each Series A Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Series A Warrants) of the remaining unexercised portion of the Series A Warrant on the date of the consummation of such Fundamental Transaction; provided that if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, each holder shall have not have the option to require the Company to purchase its Series A Warrant.

For the complete terms of the Series A Warrants, you should refer to the form Series A Warrant which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Series C Warrants.

If stockholder approval is obtained, the Series C Warrants will be exercisable on the date the Company obtains stockholder approval at an exercise price of $0.47 per share, subject to adjustment, and will remain exercisable until the later to occur of (i) the sixth (6th) trading day after the Series C Trigger Date (as defined below) and (ii) the earlier to occur of (y) the date of stockholder approval and (z) December 30, 2015. In the event that stockholder approval is not received, the Series C Warrants will terminate on the date of the failed stockholder vote. For purposes of this paragraph the “Series C Trigger Date” means the twenty-fifth (25th) trading day after the close of business on the trading day immediately prior to the Series B Automatic Exercise Date or, if after the Series B Trigger Date, the trading day immediately prior to such other date the Series B Warrant is exercised in full.

Beneficial Ownership Limitation

Subject to limited exceptions, a holder of Series C Warrants does not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us. However, the holder of Series C Warrants may elect at its sole option to receive a Series D Warrant to purchase Common Stock in lieu of all or a portion of the shares of Common Stock issuable upon exercise of the Series C Warrants. Such a Series D Warrant would provide the holder of such warrant to receive the number of shares of Common Stock that the holder would have received upon the exercise of the Series C Warrant if not for the beneficial ownership limitations described above.

Automatic Exercise

On the Series C Trigger Date, so long as the Volume Condition has been met and (ii) the Company shall have satisfied certain Equity Conditions (as defined above) (or such conditions shall have been waived in writing by the holder), then the Series C Warrants shall be exercised automatically, effective as of the second (2nd) trading day after the Series C Trigger Date, and the holder shall be deemed to have exercised all, but not less than all, of the Series C Warrants for all of the then-remaining shares of Common Stock issuable thereunder (the “Series C Automatic Exercise”), with such shares of Common Stock being required to be delivered by the Company on the fifth (5th) trading day after the Series C Trigger Date (the “Automatic Exercise Date”)..

Notwithstanding anything to the contrary above, if the Company fails to satisfy the Volume Conditions and Equity Conditions during the period commencing on the Series C Trigger Date and ending on the trading day immediately preceding the Series C Automatic Exercise Date, unless the holder waives such failure, such deemed exercise shall be withdrawn and no Series C Automatic Exercise shall occur.

Partial Automatic Exercise upon Failure of Registration Condition

If as of the date of the Series C Automatic Exercise less than all of the then-remaining shares of Common Stock issuable under the Series C Warrants are available to be issued to, or resold by, as applicable, the holder pursuant to one or more effective registration statements, then the holder may elect to waive the Registration Condition and receive such lesser number of shares.

Adjustment

The Series C Warrants are exercisable initially for 13,123,360 shares of Common Stock. Immediately following (i) the Series B Adjustment Time and (ii) the close of business on the trading day immediately prior to the Series C Automatic Exercise (the “Series C Adjustment Time”), if the exercise price of the Series C Warrants then in effect is more than 75% of the Market Price then in effect (the “Series C Adjustment Price”), on such date the exercise price of the Series C Warrant will be adjusted downward to the Series C Adjustment Price and the number of shares of Common Stock issuable upon exercise of the Series C Warrants shall be increased such that the gross proceeds from exercise of the Series C Warrants shall equal $5 million.

Fundamental Transaction

If at any time while any Series C Warrant is outstanding, we engage in a Fundamental Transaction (as defined in the Series C Warrant), then, upon any subsequent exercise of a Series C Warrant, the holder will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) a Fundamental Transaction involving a person or entity not traded on a national securities exchange and only if such Fundamental Transaction is within the Company's control, the Company or any Successor Entity (as defined in the Series C Warrants) shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase each Series C Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Series C Warrants) of the remaining unexercised portion of the Series C Warrant on the date of the consummation of such Fundamental Transaction; provided that if the Fundamental Transaction is not within the Company's control, including not approved by the Company's Board of Directors, each holder shall have not have the option to require the Company to purchase its Series C Warrant.

For the complete terms of the Series C Warrants, you should refer to the form Series C Warrant which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Series D Warrants

In the event the holder of the Warrants is subject to the Beneficial Ownership Limitation, the holder may elect at its sole option to receive a prepaid Series D Warrant to purchase Common Stock in lieu of all or a portion of the shares of Common Stock issuable upon exercise of the Warrants. Such a Series D Warrant would provide the holder of such warrant the right to receive the number of shares of Common Stock that the holder would have received upon the exercise of the Warrants if not for the Beneficial Ownership Limitation without the payment of any additional consideration.

The Series D Warrants are exercisable at any time after their original issuance. The Series D Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice. No fractional shares of Common Stock will be issued in connection with the exercise of a Series D Warrant. The number of shares of Common Stock underlying the Series D Warrants is subject to adjustment due to stock dividends, splits, as well as subsequent dilutive issuances.

A holder will not have the right to exercise any portion of the Series D Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series D Warrants. However, any holder may increase or decrease such percentage to any other percentage, but in no event above 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice of such increase from the holder to us.

In the event of a fundamental transaction, as described in the Series D Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Series D Warrants will be entitled to receive upon exercise of the Series D Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Series D Warrants immediately prior to such fundamental transaction.

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Series D Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Series D Warrant.

For the complete terms of the Series D Warrants, you should refer to the form Series D Warrant which is filed as an exhibit to the Current Report on Form 8-K filed with the SEC on September 8, 2015.

Required Vote

This Proposal will be approved if the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast are voted in favor of such ratification and approval. Abstentions will have the same effect as votes against Proposal No. 1. Broker non-votes will not count as votes for or against this Proposal and will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 1:

The affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast is required to approve this Proposal No. 1. The Board of Directors recommends that you vote FOR this Proposal.

PROPOSAL NO. 2

REVERSE STOCK SPLIT PROPOSAL

General

Our Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to our Restated Certificate of Incorporation in the form set forth in APPENDIX A to this Proxy Statement (the “Reverse Stock Split Amendment”) to effect a reserve split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15 (the “Reverse Stock Split”), inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split being rounded up to the nearest whole share. We only intend to implement the Reverse Stock Split if needed to maintain our listing on The NASDAQ Capital Market. A vote “FOR” the Reverse Stock Split Proposal will constitute approval of the Reverse Stock Split Amendment providing for the combination of between two (2) and fifteen (15) shares of Common Stock, inclusive, as determined in the sole discretion of our Board of Directors, into one (1) share of Common Stock. If our stockholders approve this Proposal, our Board of Directors will have the authority, but not the obligation, in its sole discretion and without further action on the part of our stockholders, to select the Reverse Stock Split ratio in the above range and implement the Reverse Stock Split by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware at any time after the approval of the Reverse Stock Split Amendment but prior to February 29, 2016. The Board of Directors would prefer not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that this Proposal is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval, our Board of Directors may consider, among other things, various factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;

•	our ability to continue our listing on The NASDAQ Capital Market;

•	which Reverse Stock Split ratio would result in the least administrative cost to us; and

•	prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of Common Stock or preferred stock as designated by our Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of Common Stock will decrease, the number of shares of Common Stock remaining available for future issuance will increase which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable.

If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will only be implemented if needed to maintain our listing on The NASDAQ Capital Market. However, the Board of Directors hopes not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment if it determines, in its sole discretion, that the Reverse Stock Split is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders. The Board of Directors also reserves the right to delay the Reverse Stock Split until February 29, 2016.

Our Board of Directors believes that a Reverse Stock Split at a ratio of between 1-for-2 and 1-for-15, inclusive, as currently proposed, would be effective to increase the per share trading price of our Common Stock above NASDAQ’s minimum bid price requirement of $1.00 per share to be listed on The NASDAQ Capital Market, if necessary, as further discussed below.

Purpose of the Reverse Stock Split Amendment

Our Common Stock currently trades on The NASDAQ Capital Market under the symbol “AMDA.” The NASDAQ Marketplace Rules contain various continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that a company’s Common Stock has a bid price that is greater than or equal to $1.00 per share.

On February 19, 2015, we received a letter from NASDAQ indicating that the bid price of our Common Stock for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under NASDAQ Listing Rule 5550(a)(2). We were provided an initial period of 180 calendar days, or until August 18, 2015, during which to regain compliance.  We did not regain compliance with NASDAQ Listing Rule 5550(a)(2) by August 18, 2015, and we requested, and were granted, an additional 180 days. We qualified for a timing extension by meeting NASDAQ’s continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and we provided NASDAQ with written notice of our intention to cure the deficiency. If we do not regain compliance during the additional period, NASDAQ will provide us with written notice that our securities are subject to delisting. At that time, we may appeal the determination to delist our securities to a Listing Qualifications Panel, which would require that we provide the Listing Qualifications Panel with a plan to regain compliance. We believe, however, that the only credible plan would be a reverse stock split to increase the per share trading price of our Common Stock above NASDAQ’s minimum bid price requirement of $1.00 per share.

Our Board of Directors has considered the potential harm to us and our stockholders should NASDAQ delist our Common Stock on The NASDAQ Capital Market. Delisting from NASDAQ would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board of Directors and the pink sheets, are generally considered to be less efficient markets.

The purpose of the Reverse Stock Split is to increase the per share trading price of our Common Stock. We believe that stockholder approval of the proposed Reverse Stock Split would allow us to regain compliance with the minimum bid price requirement. If our stockholders approve the Reverse Stock Split, it is expected that the Reverse Stock Split will only be implemented if needed to maintain our listing on The NASDAQ Capital Market. However, the Board of Directors hopes not to implement the Reverse Stock Split and reserves the right to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not needed to maintain our listing on The NASDAQ Capital Market and is no longer in the best interests of the Company and its stockholders.

IF OUR STOCKHOLDERS DO NOT APPROVE THIS PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPITAL MARKET DUE TO OUR FAILURE TO MAINTAIN A MINIMUM BID PRICE FOR OUR COMMON STOCK OF $1.00 PER SHARE AS REQUIRED BY THE NASDAQ MARKETPLACE RULES.

Impact of the Reverse Stock Split Amendment if Implemented

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. Any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

Our authorized capital stock currently consists of 250,000,000 shares of Common Stock, par value $0.01, and 130,000,000 shares of preferred stock, par value $0.01. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of rounding in lieu of fractional shares), the number of authorized shares of our Common Stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of Common Stock would remain at 250,000,000 shares, thereby effectively increasing the number of shares of Common Stock available for future issuance, which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable. In addition, the total number of authorized shares of preferred stock would remain at 130,000,000 shares. The conversion ratio of our issued and outstanding shares of preferred stock will adjust proportionately with the ratio of the Reverse Stock Split.

The table below sets forth, as of September 11, 2015 and for illustrative purposes only, certain effects of potential Reverse Stock Split ratios of between 1-for-2 and 1-for-15, inclusive, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-2	1-for-7	1-for-15
Common stock outstanding	78,936,373	63.6%	39,468,187	11,276,625	5,262,425
Common stock underlying warrants	42,926,845	34.6	21,463,423	6,132,406	2,861,790
Common stock underlying options	1,662,467	1.3	831,234	237,495	110,831
Common stock underlying unit options	572,082	0.5	286,041	81,726	38,139
Total Common Stock and equivalents	124,097,767	100%	62,048,884	17,728,252	8,273,184
Common stock available for future issuance	125,902,233		187,951,117	232,271,748	241,726,816

As illustrated by the table above, the Reverse Stock Split would significantly increase the ability of our Board of Directors to issue authorized and unissued shares in the future without further stockholder action.

The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. The Reverse Stock Split is not being recommended by our Board of Directors as part of an anti-takeover strategy.

The principal effects of the Reverse Stock Split Amendment will be as follows:

•
each two (2) to fifteen (15) shares of Common Stock, inclusive, as determined in the sole discretion of our Board of Directors, owned by a stockholder, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

•	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

•
proportionate adjustments will be made to the per share exercise prices and/or the number of shares issuable upon exercise or conversion of outstanding options, warrants, and any other convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

•	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

•	the number of shares of Common Stock available for future issuance will increase accordingly, as illustrated in the table above.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the Reverse Stock Split are as follows:

•
If the Reverse Stock Split is approved and implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding.

•
There can be no assurance that the Reverse Stock Split will result in any particular price for our Common Stock. In addition, we will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.

•
There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will increase and remain in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on September 11, 2015 of $0.40 per share, if the Reverse Stock Split at a ratio of 1-for-3 is approved and implemented, there can be no assurance that the post-split market price of our Common Stock would be $1.20 or greater. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

•
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

•
The number of shares of Common Stock available for future issuance will increase from 125,902,233 shares to between 187,951,117 and 241,726,816 shares, depending on the ratio of the Reverse Stock Split selected by our Board of Directors, significantly increasing the ability of our Board of Directors to issue authorized and unissued shares in the future without further stockholder action which will enable us to raise additional capital in the future through the issuance and sale of equity securities from time to time as our Board of Directors may deem advisable.

Our Board of Directors intends to implement the Reverse Stock Split, if approved by our stockholders, because the Board of Directors believes that a decrease in the number of shares is likely to improve the trading price of our Common Stock and allow us to regain compliance with the $1.00 minimum bid price required by the NASDAQ Marketplace Rules. The Board of Directors therefore believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, the Board of Directors reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in the best interests of the Company and its stockholders to implement the Reverse Stock Split.

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern time (the “Effective Time”) on the date specified in the Reverse Stock Split Amendment filed with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the Reverse Stock Split ratio of between 1-for-2 and 1-for-15, inclusive.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “AMDA.”

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for the Reverse Stock Split Amendment to effect the Reserve Stock Split, the Board of Directors expects to select an appropriate ratio and implement the Reverse Stock Split promptly. However, the Board of Directors reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Board of Directors will, however, implement the Reverse Stock Split, if at all, prior to February 29, 2016.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board of Directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended. In fact, since all fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold In “Street Name”)

Upon the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered “Book−Entry” Holders of Common Stock (i.e., Stockholders Who Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Stock Certificates)

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

Effect on Certificated Shares

Some of our registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form before the Effective Time (the “Old Certificates”), you do not need to take any action to exchange your Old Certificates unless you want to make a sale or transfer of stock. On request, after the Effective Time we will issue new certificates (the “New Certificates”) to anyone who holds Old Certificates in exchange therefor. Any request for New Certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

No New Certificates will be issued to a stockholder until the stockholder has surrendered all Old Certificates to the transfer agent.  Stockholders will then receive one or more New Certificates representing the number of whole shares of Common Stock to which they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has one or more restrictive legends on the back of the Old Certificate, the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE UNTIL REQUESTED TO DO SO.

Accounting Matters

The Reverse Stock Split will not affect the par value of a share of our Common Stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Material United States Federal Income Tax Considerations

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with foreign, state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock will be the same as the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding characterization of the Reverse Stock Split for United States federal income tax purposes.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting.  Abstentions will have the same effect as votes against the Proposal.  Your broker or nominee will have discretionary authority to vote your shares with respect to “routine” proposals but not with respect to “non-routine” proposals. We believe the Reverse Stock Split Proposal is a routine matter and may be voted on by your broker if you do not submit voting instructions.

If the required votes for this Proposal are obtained, then our Board of Directors will have the authority to select the Reverse Stock Split ratio in the stated range and authorize the filing of the Reverse Stock Split Amendment in substantially the form attached to this Proxy Statement as APPENDIX A at any time after the approval of the Reverse Stock Split Proposal but prior to February 29, 2106. Our Board of Directors reserves the right to abandon the proposed Reverse Stock Split at any time prior to the effectiveness of the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed Reverse Stock Split Amendment by our stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

The affirmative vote of the holders of a majority of the votes outstanding and entitled to vote at the Special Meeting is required to approve this Proposal No. 2. The Board of Directors recommends that you vote FOR this Proposal.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF MANTYLA MCREYNOLDS LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015
The Audit Committee has selected and appointed the firm of Mantyla McReynolds LLC as the independent registered public accounting firm to examine our financial statements for the year ended December 31, 2015. Mantyla McReynolds LLC audited our financial statements for 2014. We do not expect representatives of Mantyla McReynolds LLC will attend the special meeting.
Ratification of the selection of Mantyla McReynolds LLC is not required by our bylaws or otherwise. The Board is submitting the selection to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time after the annual meeting if it determines such a change would be in the interests of Amedica and its stockholders.
Accountant Fees and Services
The aggregate fees and expenses from our principal accounting firms, Mantyla McReynolds LLC for 2014 and Ernst and Young LLP for 2013, for fees and expenses incurred during fiscal years ended December 31, 2014 and 2013, were as follows:

	Year Ended December 31,
	2014	2013
Audit fees (1)	$167,410	$1,187,300
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
	$167,410	$1,187,300

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of our annual financial statements and review of the quarterly financial statements that are normally provided by auditors in connection with regulatory filings or engagements. For the year ended December 31, 2013, audit fees also includes fees related to our initial public offering and review of documents filed with the SEC. For the year ended December 31, 2014, audit fees also include fees related to review of documents filed with the SEC.

Each of the permitted non-audit services has been pre-approved by the Audit Committee or the Audit Committee’s Chairman pursuant to delegated authority by the Audit Committee, other than de minimis non-audit services for which the pre-approval requirements are waived in accordance with the rules and regulations of the Securities and Exchange Commission.
Policy for Approval of Audit and Permitted Non-Audit Services
The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.
Required Vote
The selection of Mantyla McReynolds LLC will be ratified if the holders of a majority of the votes present in person or represented by proxy and entitled to vote on this Proposal and cast are voted in favor of such ratification. Abstentions will have the effect of a vote against this Proposal. Broker non-votes will not count as votes for or against this Proposal and will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 3:
The affirmative vote of the holders of a majority of the votes present in person or represented by proxy and entitled to vote and cast on Proposal No. 3 is required to ratify the selection of Mantyla McReynolds LLC. The Board of Directors recommends that you vote FOR this Proposal.

PROPOSAL NO. 4

ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Stockholders are being asked to grant authority to proxy holders to vote in favor of one or more adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals. If this Proposal is approved, the meeting could be successively adjourned to any date. We do not intend to call a vote on adjournments of the meeting to solicit additional proxies if the adoption of each of the foregoing Proposals is approved at the meeting. If the meeting is adjourned to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

Vote Required

The approval of authority to adjourn the meeting requires the affirmative vote of stockholders who hold a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the effect of a vote against this Proposal. Broker non-votes will not count as votes for or against this Proposal and will have no effect on the outcome.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 4:

The Board of Directors recommends that stockholders vote for adjournments of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.

STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 11, 2015 by:

each of our current directors;
the executive officers named in the summary compensation table; and

all of our directors and executive officers as a group;

each stockholder known by us to own beneficially more than 5% of our Common Stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of September 11, 2015, pursuant to the exercise or vesting of options or warrants or conversion of convertible promissory notes, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of shares beneficially owned is based on 78,936,373 shares issued and outstanding on September 11, 2015.
Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. The address for each director and executive officer listed is: c/o Amedica Corporation, 1885 West 2100 South, Salt Lake City, Utah 84119.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Number	Percentage
Five Percent Stockholders:
Hudson Bay Master Fund (1) 777 Third Ave, 30th Floor New York, NY 10017	4,374,453	5.5%
Frigate Ventures LP (2) 5950 Berkshire Lane, Ste 210 Dallas, TX 75225	4,374,453	5.5%
Alto Opportunity Master Fund (3) 1180 Avenue of Americas, 19th Floor New York, NY 10036	4,374,454	5.5%
Directors and Named Executive Officers:
B. Sonny Bal, M.D. (4)	63,700	*
David W. Truetzel (5)	463,882	*
Jeffrey S.White (6)	55,433	*
Eric A. Stookey (7)	45,833	*
Bryan McEntire (8)	100,831	*
Ty Lombardi (9)	62,971	*
All executive officers and directors as a group (6 persons)	792,650	1.0%

(1)	Represents 4,374,453 shares of Common Stock purchased by Hudson Bay Master Fund on September 11, 2015 pursuant to the Purchase Agreement.

(2)	Represents 4,374,453 shares of Common Stock purchased by Frigate Ventures LP doing business as Anson Group on September 11, 2015 pursuant to the Purchase Agreement.

(3)	Represents 4,374,454 shares of Common Stock purchased by Alto Opportunity Master Fund on September 11, 2015 pursuant to the Purchase Agreement.

(4)	Represents 59,627 shares of Common Stock and options and warrants to purchase 4,073 shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

(5)	Represents 398,811 shares of Common Stock and options and warrants to purchase 65,071 shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

(6)	Represents 9,600 shares of Common Stock and options to purchase 45,833 shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

(7)	Represents options to purchase 45,833shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

(8)	Represents 67,491 shares of Common Stock and options to purchase 33,340 shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

(9)	Represents 51,971 shares of Common Stock and options to purchase 11,000 shares of Common Stock that are currently exercisable within 60 days of September 11, 2015.

STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in our proxy statement for our 2016 annual meeting must do so in compliance with our bylaws and applicable SEC rules and regulations. Under Rule 14a-8 adopted by the SEC, to be considered for inclusion in our proxy materials for our 2016 annual meeting, a stockholder proposal must be received in writing by our Secretary no later than 5:00 p.m. MST on Sunday, January 10, 2016. If the date of our 2016 annual meeting is moved more than 30 days before or after the anniversary date of this year's meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials next year. Any such proposals will also need to comply with the various provisions of Rule 14a-8, which governs the basis on which such stockholder proposals can be included or excluded from Company-sponsored proxy materials.

If a stockholder desires to submit a proposal for consideration at the 2016 annual meeting, but not have the proposal included with our proxy solicitation materials relating to the 2016 annual meeting, the stockholder must comply with the procedures set forth in our governing documents. Our bylaws require that, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof, along with other specified material, in proper written form to the Company. To be timely, a stockholder’s notice pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) or more than one-hundred and twenty (120) days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the previous year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

Any stockholder who wishes to make such a proposal should obtain a copy of the bylaws, which contain these and other requirements with respect to stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our bylaws were filed with the SEC as an exhibit to our Periodic Report on Form 8-K, filed on February 20, 2014. You may also obtain a copy by writing to our Corporate Secretary, at Amedica Corporation, 1885 West 2100 South, Salt Lake City, UT 84119.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. SEC filings are also available at the SEC’s web site at http://www.sec.gov.
We also maintain a website at www.Amedica.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this proxy statement.

OTHER MATTERS
As of the date of this proxy statement, the Board knows of no other matters that may come before the annual meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the annual meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.
The above notice and proxy statement are sent by order of the Board of Directors.

/s/ B. Sonny Bal
B. Sonny Bal, MD
Chief Executive Officer

October 2, 2015

APPENDIX A

  CERTIFICATE OF AMENDMENT
TO THE
RESTATED
CERTIFICATE OF INCORPORATION
OF
AMEDICA CORPORATION

AMEDICA Corporation (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First.             The amendment to the Corporation’s Restated Certificate of Incorporation set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second.         The Restated Certificate of Incorporation is hereby amended by adding the following after the second paragraph of Article FOURTH:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, each ____ shares of Common Stock, par value $0.01 (the “Old Common Stock”) either issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.01 per share (the “New Common Stock”). The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Old Common Stock in exchange for certificates representing Old Common Stock. From and after the Effective Date, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock. The reverse stock split shall not increase or decrease the amount of stated capital or paid-in surplus of the Corporation, provided that any fractional share that would otherwise be issuable as a result of the reverse stock split shall be rounded up to the nearest whole share of New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article 4 shall mean common stock as provided in the Amended and Restated Certificate of Incorporation."

Third.            Except as herein amended, the Corporation’s Amended and Restated Certificate of Incorporation shall remain in full force and effect.

Fourth.          This amendment shall be effective on                  , 20      at 12:01 a.m. Eastern Time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this ____ day of _____________, 2015.

AMEDICA CORPORATION

By: ___________________________

Its: ___________________________

[This page intentionally left blank]

ANNUAL MEETING OF STOCKHOLDERS OF
AMEDICA CORPORATION
November 3, 2015
GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and Annual Report are available at http://investors.amedica.com/annuals-proxies.cfm
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

¢	00030303000000000000 9	110315

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
1
Approve the issuance of common stock of the Company, par value $0.01 per share (“Common Stock”), representing more than 19.99% of the outstanding Common Stock or voting power of the Company in exchange for an aggregate of gross proceeds of approximately $10 million pursuant to the exercise of the Series B and Series C Warrants issued in connection with that certain securities purchase agreement entered into with certain investors named therein, dated September 8, 2015, and any Series D Warrants issued in relation to the Series B or Series C Warrants, as required by the rules of The NASDAQ Stock Market (the “NASDAQ Rules”), including NASDAQ Rule 5635(d).

			☐	☐	☐
2
Approve an amendment to the Company’s Restated Certificate of Incorporation to effectuate a reverse stock split of our issued and outstanding shares of Common Stock at a ratio of between 1-for-2 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of our Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the reverse stock split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that our Board of Directors may abandon the Reverse Stock Split in its sole discretion.
			☐	☐	☐
	3	Ratification of the appointment of Mantyla McReynolds LLC as independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
4
Approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt one or more of the foregoing Proposals.
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To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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AMEDICA CORPORATION
Proxy for Annual Meeting of Stockholders on November 3, 2015
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints B. Sonny Bal and Ty Lombardi, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Stockholders of Amedica Corporation, to be held November 3, 2015 at 1885 W 2100 South, Salt Lake City, UT 84119, and at any adjournments or postponements thereof, as follows:
(Continued and to be signed on the reverse side.)

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